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                                                FILED PURSUANT TO RULE 424(b)(3)
                                                      REGISTRATION NO. 333-43497

                             PROSPECTUS SUPPLEMENT
                             DATED AUGUST 14, 1998
                   TO THE PROSPECTUS DATED FEBRUARY 25, 1998

                               WORLD ACCESS, INC.

     World Access, Inc. (the "Company") has prepared this Prospectus Supplement to update certain information included in the Company's Prospectus dated February 25, 1998 relating to (i) the Company's $115,000,000 aggregate principal amount of Convertible Subordinated Notes due 2002 (the "Notes") issued in private placements on October 1, 1997 and October 28, 1997 and the shares of common stock, $.01 par value, of the Company (the "Common Stock") that are issuable upon conversion of thereof (the "Conversion Shares"), and (ii) 2,545,642 shares of Common Stock.

     The 300,000 shares of Common Stock held by Steven A. Odom included in the Prospectus are subject to a pledge and security agreement in favor of Prudential Securities Incorporated ("Prudential"). Following a transfer of such shares to Prudential pursuant to such pledge and security agreement, such shares may be sold by Prudential pursuant to the Prospectus.